UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

COMSTOCK RESOURCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-03262	94-1667468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Town and Country Blvd. Suite 500
Frisco, Texas		75034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 668-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
	CRK	New York Stock Exchange Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 1, 2026, Comstock Resources, Inc. ("Comstock" or the "Company") issued a press release announcing that it has entered into a letter of intent with the State Oil Company of Azerbaijan Republic ("SOCAR") under which SOCAR or a wholly owned subsidiary of SOCAR would acquire, subject to the terms of the letter of intent and a definitive purchase and sale agreement, (i) a non-operated working interest representing 20% of Comstock's interest in its Legacy Haynesville upstream assets, (ii) a non-operated working interest equal to 15% of Comstock's interest in its Western Haynesville upstream assets, reducing to 7.5% after five years and once the investor has achieved a 15% return on investment in those assets, and (iii) 15% of Comstock’s 73% ownership interest in Pinnacle Gas Services LLC, which provides midstream services to the Western Haynesville, for an aggregate purchase price of $1.65 billion in cash, subject to customary purchase price adjustments. The letter of intent binds the parties to negotiate in good faith a definitive purchase and sale agreement. The transaction will have an effective date of July 1, 2026.

Comstock also announced that it has entered into a Haynesville shale drilling venture with Jerry Jones, the Company's majority stockholder. Beginning September 1, 2026, a partnership owned by the Jones family will fund the drilling and completion costs of 85% of 18 Western Haynesville wells and 80% of nine Legacy Haynesville wells being drilled and completed by Comstock over the next twelve months, which is expected to cost approximately $450 million. After a 15% return on investment is achieved, 50% of the interest in the wells will revert to Comstock.

A copy of such press release is being furnished with Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Date:	September 1, 2026	By:	/s/ ROLAND O. BURNS
Roland O. Burns President and Chief Financial Officer